UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2019

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33458	75-3236470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17095 Via Del Campo San Diego, California		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (866) 548-8348

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On January 14, 2019, Teradata Corporation (the “Company” or “Teradata”) released a statement with respect to its fourth-quarter and full-year 2018 results, as set forth below in Item 7.01, and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Election of Oliver Ratzesberger as President and Chief Executive Officer

On January 14, 2019, Teradata’s Board of Directors (the “Board”) elected Oliver Ratzesberger as President and Chief Executive Officer of the Company, effective as of January 14, 2019 (the “Effective Date”), to succeed Victor L. Lund, who resigned from that position as of the Effective Date, and was elected Executive Chairman of the Board, as described below.

Mr. Ratzesberger, age 48, has served as the Company’s Chief Operating Officer since February 2018 and as a director since November 2018. As the Company’s Chief Operating Officer, Mr. Ratzesberger had responsibility for the Company’s operations and strategies for go-to-market, product development and innovation, marketing, and customer support and services. From August 2016 to February 2018, he served as the Executive Vice President and Chief Product Officer with responsibility for the research and development of the Company’s data and analytics solutions. Previously, from 2015 to 2016, he was President, Teradata Labs and, from 2013 to 2015, led the software teams for Teradata Labs. Before joining Teradata, Mr. Ratzesberger served as Vice President, Information Analytics and Innovation at Sears Holdings Corporation from 2011 until 2013. Prior to that, from 2004 until 2011, he was Senior Director, Analytics Platform at eBay, Inc., where he was responsible for their data warehouse and big data platforms. Before joining eBay, Mr. Ratzesberger worked for both Fortune 500 and early-stage companies holding positions of increasing responsibility in software development and information technology.

As President and Chief Executive Officer, Mr. Ratzesberger will receive an initial base salary of $750,000 per year and a target annual incentive bonus of 125% of his base salary under the Teradata Corporation Management Incentive Plan (“MIP”), and will continue to be eligible to participate in the Company’s change in control plan and executive severance plan as well as other benefit plans generally made available to the Company’s executives. Mr. Ratzesberger will also receive a target award opportunity under the Company’s 2019 long-term incentive program equal to $6.5 million, which award shall be granted, effective March 1, 2019, upon the terms, and subject to the conditions, applicable to the Company’s senior executives under such program.

There are no arrangements or understandings between Mr. Ratzesberger and any other person pursuant to which he was elected as an executive officer of the Company, and there are no family relationships between Mr. Ratzesberger and any of the Company’s other directors or executive officers. There are no transactions in which Mr. Ratzesberger has a direct or indirect interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Election of Victor L. Lund as Executive Chairman of the Board

In connection with Mr. Ratzesberger’s election as President and Chief Executive Officer of the Company, Victor L. Lund was elected Executive Chairman of the Board, effective as of the Effective Date, to succeed James L. Ringler, who has served as Chairman since 2007. Mr. Ringler will remain as a director of the Company.

As Executive Chairman of the Board, Mr. Lund will receive a base salary of $600,000 per year. In addition, with respect to the service-based restricted share units and performance-based restricted share units that were granted to Mr. Lund under the Company’s 2018 long-term incentive program, continued service as a member of the Board shall constitute continued employment, and, in the event that (i) the Company terminates Mr. Lund’s employment for any reason other than for “cause” (as defined in the applicable award agreements), or (ii) if he is no longer an employee, Mr. Lund is not nominated for re-election by the Board as a director, then such awards shall become immediately vested and exercisable; provided that, any performance-based restricted share units shall vest as if he had remained employed for the entire applicable performance period, determined based upon actual performance during the entire performance period, and shall become payable at the same time that the applicable awards are payable to other active-employee participants for that performance period. Mr. Lund will not participate in any compensation plans or programs for non-employee directors and will not participate in the Company’s annual incentive plans, long-term incentive programs, severance plans, or the change in control plan for employees.

Designation of Michael Gianoni as Independent Lead Director

In connection with the election of Mr. Lund as Executive Chairman of the Board, the Board also designated Michael Gianoni, an independent, non-employee director, as independent Lead Director with the responsibilities set forth in the Company’s Corporate Governance Guidelines. Mr. Gianoni will receive an additional annual retainer of $30,000 for serving as independent Lead Director.

Item 7.01	Regulation FD Disclosure.

Teradata expects to announce financial results for the quarter and year ended December 31, 2018, in early February 2019. Although final results will not be available until the Company’s normal year-end review procedures are completed, Teradata currently expects its fourth-quarter and full-year 2018 total revenue, recurring revenue and annual recurring revenue (ARR) results to be in line with, or better than, its most recent guidance. Teradata will not be providing any additional information regarding its fourth-quarter or full-year performance until it reports final results in early February.

On January 14, 2019, Teradata issued a press release with respect to the matters described in this Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs and projections of expected future financial and operating performance, business trends, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including the factors discussed in this release and those relating to: the global economic environment and business conditions in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business, including the increased pressure on price/performance for data analytics solutions and changes in customer’s buying patterns; fluctuations in our operating results, including as a result of the pace and extent to which customers shift from perpetual to subscription-based licenses; our ability to realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including the impact of economic, political, and legal conditions, and foreign currency fluctuations; risks associated with data privacy, cyber-attacks and maintaining secure and effective internal information technology and control systems; the timely and successful development, production or acquisition and market acceptance of new and existing products and services; tax rates and the impact of recent tax reform legislation; turnover of workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful exploitation of new acquisition and alliance opportunities; recurring revenue may decline or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules, including Topic ASC 606; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the Company’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated January 14, 2019, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

By:	/s/ Laura K. Nyquist
Laura K. Nyquist
General Counsel and Chief Human Resources Officer

Dated: January 14, 2019